UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report : Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Wesbanco, Inc. issued a press release and earnings call presentation today announcing earnings for the three and nine months ended September 30, 2024. The press release is attached as Exhibit 99.1 and the earnings call presentation is attached as Exhibit 99.2 to this report.

Wesbanco, Inc. will host a conference call to discuss the Company's financial results for the third quarter of 2024 on Thursday, October 24, 2024 at 3:00 p.m. ET.

Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the Wesbanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 7056218. The replay will begin at approximately 5:00 p.m. ET on October 24, 2024 and end at 12 a.m. ET on November 7, 2024. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Item 8.01 Other Events.

Additional Information about the Merger and Where to Find It

On July 25, 2024, Wesbanco and Wesbanco Bank, Inc. (“Wesbanco Bank”) entered into an Agreement and Plan of Merger with Premier Financial Corp. (“Premier”) and Premier Bank, Inc. (“Premier Bank”), pursuant to which Premier will be merged with and into Wesbanco, with Wesbanco being the surviving company (the “Merger”), and Premier Bank will be merged with and into Wesbanco Bank, with Wesbanco Bank the surviving bank. In connection with the proposed merger, Wesbanco has filed with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Wesbanco and Premier and a prospectus of Wesbanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, SHAREHOLDERS OF PREMIER, AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus will be mailed to shareholders of Wesbanco and shareholders of Premier prior to the respective shareholder meetings, once they are officially noticed. In addition, when the Registration Statement on Form S-4, which will include the Joint Proxy Statement/Prospectus, and other related documents are filed by Wesbanco or Premier with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, and from either Wesbanco’s website at https://www.wesbanco.com or Premier’s website at https://www.premierfincorp.com/.

No Offer or Solicitation

This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Participants in the Solicitation

Wesbanco, Premier, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Wesbanco and Premier in connection with the proposed merger. Information about the directors and executive officers of Wesbanco is set forth in the proxy statement for Wesbanco’s 2024 annual meeting of shareholders, as filed with the SEC on March 13, 2024. Information about the directors and executive officers of Premier is set forth in the proxy statement for Premier’s 2024 annual meeting of shareholders, as filed with the SEC on March 18, 2024. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders of Wesbanco or Premier in connection with the proposed merger is included in the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, Wesbanco, or Premier using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND PREMIER SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES EFFECTIVE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 - Press release dated October 23, 2024 announcing earnings for the three and nine months ended September 30, 2024.

99.2 – Third quarter 2024 earnings conference call presentation.

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	October 23, 2024	By:	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Senior Executive Vice President and Chief Financial Officer